As filed with the Securities and Exchange Commission on March 31, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HCA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	75-2497104 (I.R.S. Employee Identification Number)
One Park Plaza
Nashville, Tennessee 37203
615-344-9551
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John M. Franck II
Vice President and Corporate Secretary
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copies to:
J. Page Davidson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered
Proposed Maximum Offering Price per Unit
Title of Each Class of	Proposed Maximum Offering Price
Securities to be Registered(1)	Amount of Registration Fee(2)
Debt Securities
Guarantees
Common Stock, $.01 par value
Preferred Stock, $.01 par value
Warrants
Total	$

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-121520 filed by HCA Inc. on December 22, 2004, and were not sold thereunder.

PROSPECTUS

HCA Inc.
Debt Securities
Guarantees
Common Stock
Preferred Stock
Warrants
Units

We may offer from time to time:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	guarantees of our obligations under our debt securities, if any;

•	shares of our common stock, par value $.01 per share, in one or more series;

•	shares of our preferred stock, par value $.01 per share, in one or more series;

•	warrants to purchase our debt securities, common stock or preferred stock; or

•	any combination of the foregoing, including by way of units consisting of more than one security.

The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. This prospectus describes some of the general terms that may apply to certain of these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, carefully before you invest.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol “HCA.”

Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203. Our telephone number is (615) 344-9551.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities registered in one or more offerings. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Information by Reference.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Commission. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the Commission. Our file number with the Commission is 001-11239. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

HCA INC.

Overview

HCA is a holding company whose affiliates own and operate hospitals and other related health care entities. At December 31, 2005, we operated 182 hospitals and 94 freestanding surgery centers (including seven hospitals and seven freestanding surgery centers operated through equity method joint ventures). Our facilities are located in 22 states, England and Switzerland.

Our general, acute care hospitals typically provide a full range of services to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by our general, acute care hospitals, freestanding surgery centers, diagnostic centers and rehabilitation facilities. Our psychiatric hospitals provide a full range of mental health care services through inpatient, partial hospitalization and outpatient settings.

Business Strategy

We are committed to providing the communities we serve high quality, cost-effective health care while maintaining consistency with our ethics and compliance program, governmental regulations and guidelines and industry standards. As a part of this strategy, management focuses on the following areas:

•	commitment to the care and improvement of human life,

•	commitment to ethics and compliance,

•	focus on core communities,

•	physician recruitment and retention,

•	becoming the health care employer of choice,

•	continuing to strive for operational excellence, and

•	allocating capital to strategically complement our operational strategy and enhance stockholder value.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings, including the registration statement to which this prospectus relates, are also available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Our common stock is listed and traded on the New York Stock Exchange, or the NYSE. You may also inspect the information we file with the Commission at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Our internet address is www.hcahealthcare.com. However, unless otherwise specifically set forth herein or therein, the information on our internet site is not a part of this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include certain disclosures which contain “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative,” or “continue.” These forward-looking statements address, among other things, strategic objectives and the anticipated effects of the offering. These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, that could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to,

•	increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts,

•	the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services,

•	possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers,

•	the highly competitive nature of the health care business,

•	changes in revenue mix and the ability to enter into and renew managed care provider agreements on acceptable terms,

•	the efforts of insurers, health care providers and others to contain health care costs,

•	the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and our corporate integrity agreement with the government,

•	changes in federal, state or local regulations affecting the health care industry,

•	the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel,

•	the outcome of governmental investigations by the United States Attorney for the Southern District of New York and the Commission,

•	the outcome of certain class action and derivative litigation filed with respect to us,

•	the impact of our charity care and uninsured discounting policies,

•	the possible enactment of federal or state health care reform,

•	the increased leverage resulting from the financing of the our modified “Dutch” auction tender offer,

•	the availability and terms of capital to fund the expansion of our business,

•	our ability to successfully consummate the hospital divestitures to LifePoint Hospitals Inc. on a timely basis and in accordance with the definitive agreement,

•	the continuing impact of hurricanes on our facilities and the ability to obtain recoveries under our insurance policies,

•	fluctuations in the market value of our common stock,

•	changes in accounting practices,

•	changes in general economic conditions,

•	future divestitures which may result in charges,

•	changes in business strategy or development plans,

•	delays in receiving payments for services provided,

•	the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions,

•	potential liabilities and other claims that may be asserted against us,

•	the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and

•	other risk factors described in this prospectus supplement, the attached prospectus or the documents incorporated by reference in this prospectus supplement and the attached prospectus.

HCA is not obligated to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved, except as required by law. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ from those expressed in any forward-looking statements we make. You should not unduly rely on these forward-looking statements when evaluating the information presented in this prospectus or any accompanying prospectus supplement, or the documents incorporated by reference in this prospectus or any accompanying prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with the Commission. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the Commission. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Commission after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus or in documents filed earlier with the Commission.

We are incorporating by reference the following documents that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our Current Reports on Form 8-K, filed with the Commission on January 13, 2006, February 1, 2006, February 7, 2006 and February 8, 2006; and

•	The description of our Common Stock, par value $.01 per share, contained in our Registration Statement on Form 8-A/A, Amendment No. 2, filed with the Commission on March 11, 2004, and including all other amendments and reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K or any other documents or information not deemed filed that we may from time to time furnish with the Commission be incorporated by reference into, or otherwise included in, this prospectus. Each document referred to above is available over the Internet on the Commission’s website at http://www.sec.gov and on our website at http://www.hcahealthcare.com. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

HCA Inc.
One Park Plaza
Nashville, TN 37203
(615) 344-9551
Attention: John M. Franck II
Vice President and Corporate Secretary

v

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. We will not receive the net proceeds of sales by selling security holders, if any.

DESCRIPTION OF SECURITIES

A general description of certain of the debt securities that may be offered under this prospectus is provided below. We will set forth in the applicable prospectus supplement a description of common stock, preferred stock, warrants or units that may be offered under this prospectus, and a more specific description of the debt securities and any related guarantees that may be offered under this prospectus.

Description Of Debt Securities

Debt securities offered under this prospectus will be governed by a document called an “indenture.” Unless we specify otherwise in the applicable prospectus supplement, the indenture is a contract dated as of December 16, 1993 between us and The Bank of New York, successor to Bank One Trust Company, N.A., as trustee, which succeeded The First National Bank of Chicago, as trustee. We will refer to the indenture, together with all supplements, as the “Indenture.” We will call the Bank of New York the “Trustee.” A copy of the Indenture has been filed with the Commission and a general description of the Indenture is provided below. See “Where You Can Find Additional Information” for information on how to obtain a copy.

General

Unless we specify otherwise in the applicable prospectus supplement, we will issue the debt securities in one or more series under the Indenture. The Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt that we may issue. The description below of the general terms of the debt securities will be supplemented by the more specific terms in the applicable prospectus supplement. You should therefore read both this prospectus and the applicable prospectus supplement relating to the series of debt securities being offered.

The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Indenture limits our ability and that of our subsidiaries under certain circumstances to secure debt by mortgages on our principal properties, by entering into sale and lease-back transactions or by issuing subsidiary debt or preferred stock. In a liquidation or reorganization of any of our subsidiaries, the right of holders of the debt securities to participate in any distribution is subject to the prior claims of creditors of that subsidiary, except to the extent that we are a creditor.

We have summarized below material provisions of the debt securities that we will offer and sell pursuant to this prospectus and material provisions of the Indenture. However, you should understand this is only a summary. Therefore, in addition to the following description of the debt securities, you should refer to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the registration statement to which this prospectus relates. The article and section numbers refer to those in the Indenture.

The applicable prospectus supplement will specify the following terms of the issue of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued and are or will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, and the date or dates from which such interest, if any, will accrue;

•	the date or dates on which such interest, if any, will be payable, the method of determining holders to whom any of the interest shall be payable and the manner in which any interest payable on a global debt security will be paid if other than book-entry;

•	each office or agency where the principal, premium and interest on the debt securities will be payable and where the debt securities may be presented for registration of transfer or exchange;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be redeemed at our option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities will be redeemed, repaid or purchased pursuant to any such obligation;

•	whether the debt securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary, if any, for such global note or notes;

•	if other than dollars, the foreign currency or currencies or foreign currency units in which the principal, premium and interest on the debt securities shall or may be paid and, if applicable, whether at our election and/or that of the holder, and the conditions and manner of determining the exchange rate or rates;

•	any index, if any, used to determine the amount of payment of principal, premium and interest on the debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants provided for with respect to the debt securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any other detailed terms and provisions of the debt securities that are not inconsistent with the Indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

The debt securities may be issued at a substantial discount below their stated principal amount. The applicable prospectus supplement will describe any federal income tax consequences and other special considerations applicable to discount securities. Discount securities may provide for the declaration or acceleration of the maturity of an amount less than the principal amount if an event of default occurs and continues.

Denominations, Registration and Transfer

Unless we state otherwise in a prospectus supplement, we will issue the debt securities in registered form and in denominations of $1,000 or any multiple thereof (Section 302). You will be able to exchange the debt securities of any series (other than a global note) for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms, as long as the debt securities are issued in authorized denominations. You may exchange the debt securities at the office of the security registrar or co-security registrar that we designate in a prospectus supplement. We will not impose any service charge for the exchange of any debt security; however, we may ask you to pay any taxes and other governmental charges as described in the Indenture. The security registrar or co-security registrar will effect the exchange when satisfied with your documents of title and identity. We have appointed the Trustee as security registrar (Section 305).

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, we will make principal, premium and interest payments at the office of our paying agent. Alternatively, we may determine to pay any interest, including any installment of interest, (i) by check mailed to you at the address in the register or (ii) by wire transfer to the holder’s account (Section 307).

Unless otherwise indicated in a prospectus supplement, the Trustee will act as our sole paying agent with respect to the debt securities, through its principal office in the Borough of Manhattan, The City of New York. We will name any additional paying agents in a prospectus supplement. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent, which can be us, in each place of payment for a series of the debt securities.

If we have paid any moneys to the Trustee or a paying agent for the principal, premium, and interest on any debt securities, and those moneys remain unclaimed two years after due and payable, the moneys will be repaid to us and the holder of the debt securities may thereafter look only to us for any payment (Section 1103).

Book-Entry System

We may issue the debt securities in whole or in part in book-entry only form, which means that they will be represented by one or more permanent global notes that will be deposited with a depositary located in the United States, unless otherwise indicated in a prospectus supplement. We will identify the depositary and describe the specific terms of the depositary arrangement in the prospectus supplement relating to each series. We will refer to this form here and in the prospectus supplement as “book-entry only.” The following discussion pertains to securities that are issued in book-entry only form.

One or more global notes will be issued to and registered in the name of the depositary or its nominee. The depositary will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. Beneficial interests in global notes will be shown on, and transfers of global notes will be made only through, records maintained by the depositary and its participants.

So long as a depositary or its nominee is the registered owner of a global note, it will be considered the sole owner of the debt securities under the Indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owner under the Indenture. Certain jurisdictions that require purchasers of securities to take physical delivery of securities in definitive form may impair the ability to transfer beneficial interests in a global note. Neither we, the Trustee, any paying agent nor the security registrar will have any responsibility or liability for payments on account of, or for maintaining, supervising or reviewing any records relating to, the beneficial ownership interests.

We will make payments of principal, premium and interest on debt securities to the depositary or its nominee, as the registered owner of the global note. We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a global note, will immediately credit participants’ accounts with payments according to their respective holdings of beneficial interests in the global note as shown on the records of the depositary. We also expect that standing instructions and customary practices will govern payments by participants to owners of beneficial interests in the global note held through the participants, as is now the case with securities held for the accounts of customers registered in “street name.” These payments will be the responsibility of the participants.

A global note may not be transferred, except that the depositary, its nominees and their successors may transfer an entire global note to one another. Debt securities represented by a global security would be exchangeable for certificates in definitive registered form with the same terms in authorized denominations only if:

•	a depositary of a series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days; or

•	we determine at any time not to have any debt securities represented by one or more global notes.

In either instance, an owner of beneficial interests in a global note will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and to physical delivery in definitive form (Section 304).

Limitations on Us and Our Subsidiaries

Limitations on Mortgages

The Indenture provides that neither we nor any of our subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by mortgages, liens, pledges or other encumbrances upon any principal property (which means each of our acute care hospitals that provides general medical and surgical services), unless the debt securities shall be secured equally and ratably with (or prior to) such debt (Section 1105).

This restriction will not apply to:

•	mortgages securing the purchase price or cost of construction of property or additions, substantial repairs, alterations or improvements, if the debt and the mortgages are incurred within 18 months of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

•	mortgages existing on property at the time of its acquisition by us or our subsidiary or on the property of a corporation at the time of the acquisition of such corporation by us or our subsidiary;

•	mortgages to secure debt on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code;

•	mortgages in favor of us or a consolidated subsidiary;

•	mortgages existing on the date of the Indenture;

•	certain mortgages to governmental entities;

•	mortgages incurred in connection with the borrowing of funds used to repay debt within 120 days in the same principal amount secured by other mortgages on principal property with at least the same appraised fair market value;

•	mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related property or equipment arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Internal Revenue Code; and

•	any extension, renewal or replacement of any mortgage referred to above, provided the amount secured is not increased and it relates to the same property.

Limitations on Sale and Lease-Back

The Indenture provides that neither we nor any subsidiary will enter into any sale and lease-back transaction with respect to any principal property with another person unless either:

•	we or our subsidiary could incur indebtedness secured by a mortgage on the property to be leased; or

•	within 120 days, we apply the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all debt securities delivered under the Indenture, to the voluntary retirement of our funded debt or the acquisition or construction of a principal property (Section 1106).

Limitations on Subsidiary Debt and Preferred Stock

The Indenture provides that none of our restricted subsidiaries may, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, any debt or preferred stock except:

•	debt outstanding on the date of the Indenture;

•	debt representing the assumption by one restricted subsidiary of debt of another;

•	debt or preferred stock of any corporation or partnership existing when it becomes a subsidiary;

•	debt of a restricted subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any of our obligations or those of our subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, except for the purpose of financing an acquisition, provided that the maximum aggregate liability does not exceed the gross proceeds from the disposition;

•	debt of a restricted subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided in the ordinary course of business;

•	debt secured by a mortgage incurred to finance the purchase price or cost of construction of property or additions, substantial repairs, alterations or improvements, if the mortgage and debt are incurred within 18 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements and the mortgage does not relate to any other property;

•	permitted subsidiary refinancing debt (as defined in the Indenture);

•	debt of a restricted subsidiary to us or another subsidiary as long as we hold it; or

•	any obligation pursuant to a permitted sale and lease-back transaction (Section 1107).

Exempted Transactions

Even if otherwise prohibited by these limitations, if the aggregate outstanding principal amount of all our other debt and that of our subsidiaries subject to these limitations does not exceed 15% of our consolidated net tangible assets, then:

•	we or any of our subsidiaries may issue, assume or guarantee debt secured by mortgages;

•	we or any of our subsidiaries may enter into any sale and lease-back transaction; and

•	any restricted subsidiary may issue, assume or become liable for any debt or preferred stock (Section 1108).

Events of Default

Under the Indenture, an event of default applicable to the debt securities of any series means:

•	failure to pay the principal or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment in respect of any debt security of that series when due;

•	failure to perform, or the breach of, any of our other applicable covenants or warranties in the Indenture, continued for 60 days after written notice;

•	events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series (Section 501).

If any event of default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount, or in the case of discount securities, a portion of the principal amount, of all the debt securities of that series to be due and payable immediately. The holders may, under certain circumstances, rescind and annul this acceleration prior to obtaining a judgment or decree (Section 502).

Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders shall have offered to the Trustee indemnity reasonably satisfactory to it (Section 603). Subject to these indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series (Section 512).

We will furnish the Trustee annually with a statement as to our performance of certain obligations under the Indenture and as to any default in our performance (Section 1109).

Modification and Waiver

We and the Trustee may modify and amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. We must have the consent of the holder of each outstanding debt security affected to:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal, premium or interest on any debt security;

•	reduce the amount of principal of discount securities payable upon acceleration of the maturity;

•	change the currency of payment of principal, premium or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage of holders whose consent is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults (Section 1002).

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of that series, waive any past default under the Indenture with respect to debt securities of that series. However, such holders may not waive a past default in the payment of principal, premium or interest, or any sinking fund installment with respect to the debt securities, or waive a covenant or provision that cannot be modified or amended, without the consent of the holders of each outstanding debt security affected (Section 513).

Consolidation, Merger, Sale or Lease of Assets

We may consolidate with or merge into, or transfer or lease our assets to, any corporation without the consent of the holders of any of the outstanding debt securities under the Indenture if:

•	the successor corporation assumes our obligations on the debt securities and under the Indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other conditions are met (Section 901).

Defeasance

If so specified in a prospectus supplement, we may be discharged from all obligations under the debt securities of any series, and we will not be subject to the limitations in the Indenture discussed in the above sections, if we deposit with the Trustee trust money or U.S. government obligations that are sufficient to pay all principal, premium and interest on the debt securities of the series. We would deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not (1) cause the holders of the debt securities of the series to recognize income, gain or loss for United States income tax purposes or (2) result in the delisting of the debt securities from any national securities exchange (if so listed) (Article Fourteen).

Notices

Notices to holders will be mailed to the addresses of the holders listed in the security register (Sections 101, 105).

Governing Law

We will construe the Indenture and the debt securities in accordance with the laws of the State of New York (Section 111).

Concerning the Trustee

We have had and may continue to have banking relationships with the Trustee in the ordinary course of business.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock, warrants or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our shares of common stock, shares of preferred stock, warrants or other debt securities to be received by the holders of such series of debt securities to be adjusted.

Tax Consequences To Holders

A prospectus supplement may describe the principal U.S. federal income tax consequences of acquiring, owning and disposing of debt securities of some series in certain circumstances, including the following:

•	payment of the principal, interest and any premium in a currency other than the U.S. dollar;

•	the issuance of any debt securities with “original issue discount,” as defined for U.S. federal income tax purposes;

•	the issuance of any debt securities with an associated “bond premium,” as defined for U.S. federal income tax purposes; and

•	the inclusion of any special terms in debt securities that may have a material effect for U.S. federal income tax purposes.

In addition, if the tax laws of foreign countries are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of debt securities of some series in similar circumstances under those foreign tax laws.

LEGAL MATTERS

Attorneys in our legal department and/or Bass, Berry & Sims PLC will pass upon the validity of any securities issued under this prospectus. Attorneys in our legal department own shares of our common stock and hold stock options, deferred stock and/or restricted stock awards under our equity incentive plans and may receive additional awards under such plans in the future. Any underwriters will be represented by their own legal counsel, which firm may have rendered, and may continue to render, legal services to us.

EXPERTS

The consolidated financial statements of HCA Inc. appearing in HCA Inc.’s Annual Report on Form 10-K filed with the Commission on March 14, 2006, and HCA Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 appearing therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses anticipated to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses described below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we may sell, but these fees cannot be predicted at this time.

SEC Filing Fee	$	*
Accounting Fees and Expenses	$	**
Printing and Engraving Expenses	$	**
Blue Sky Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Trustee Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**

Total	$	**

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus, except for $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered by us pursuant to Registration Statement No. 333-121520 filed on December 22, 2004, and were not sold thereunder.

**	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, which we will refer to as the DGCL, each person who was or is made or is threatened to be made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the Corporation (or was serving at our request as a director, officer, employee or agent for another entity).

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against liability actually and reasonably incurred if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In connection with a criminal proceeding, a corporation may indemnify any director, officer, employee or agent who had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of a corporation, however, the DGCL does not allow indemnification if the person shall have been adjudged to be liable to the corporation. However, a court may find that, in light of all circumstances, the person is fairly and reasonably entitled to indemnity for expenses.

Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL permits these limitations of a director’s liability, but does not permit a corporation to eliminate or limit a director’s liability for the following:

•	breaches of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or known violations of law;

•	the payment of unlawful dividends or unlawful stock purchases or redemptions; or

•	transactions in which the director received an improper personal benefit.

We are insured against liabilities that we may incur by reason of our indemnification of officers and directors in accordance with our Restated Certificate of Incorporation. We also insure directors and officers against liabilities that might arise out of their employment and are not subject to indemnification under our Restated Certificate of Incorporation.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 31, 2006.

HCA INC.

By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President — Finance and Treasurer

SIGNATURE PAGE AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Anderson, John M. Franck II and R. Milton Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended), to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 31, 2006

/s/ Richard M. Bracken Richard M. Bracken	President, Chief Operating Officer and Director	March 31, 2006

/s/ R. Milton Johnson R. Milton Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2006

/s/ C. Michael Armstrong C. Michael Armstrong	Director	March 31, 2006

/s/ Magdalena H. Averhoff Magdalena H. Averhoff, M.D.	Director	March 31, 2006

/s/ Martin Feldstein Martin Feldstein	Director	March 31, 2006

Signature	Title	Date

/s/ Thomas F. Frist, Jr. Thomas F. Frist, Jr. M.D.	Director	March 31, 2006

/s/ Frederick W. Gluck Frederick W. Gluck	Director	March 31, 2006

/s/ Glenda A. Hatchett Glenda A. Hatchett	Director	March 31, 2006

/s/ Charles O. Holliday, Jr. Charles O. Holliday, Jr.	Director	March 31, 2006

/s/ T. Michael Long T. Michael Long	Director	March 31, 2006

/s/ John H. McArthur John H. McArthur	Director	March 31, 2006

/s/ Kent C. Nelson Kent C. Nelson	Director	March 31, 2006

/s/ Frank S. Royal Frank S. Royal, M.D.	Director	March 31, 2006

/s/ Harold T. Shapiro Harold T. Shapiro	Director	March 31, 2006

EXHIBIT INDEX

1.1	An Underwriting Agreement and Terms Agreement or forms thereof related to debt securities, common stock, preferred stock or warrants will be filed prior to or in connection with any offering of such securities as an amendment hereto or as an exhibit to a Current Report of the Registrant on Form 8-K, and incorporated by reference herein.

4.1	Indenture dated as of December 16, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-87588) dated May 3, 2002, and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 25, 2000 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference).

4.3	Second Supplemental Indenture dated as of July 1, 2001 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference).

4.4	Third Supplemental Indenture dated as of December 5, 2001 between the Company and The Bank of New York, as Trustee (filed as Exhibit 4.5(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

4.5	The form of any Note with respect to each particular series of Notes issued hereunder, the form of Warrant, and the certificate of designation with respect to any preferred stock issued hereunder will be filed as an amendment hereto or as an exhibit to a Current Report of the Registrant on Form 8-K, and incorporated by reference herein.

4.6	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 3 to the Company’s Form 8-A/A, Amendment No. 2, dated March 11, 2004, and incorporated herein by reference).

4.7	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 1 to the Company’s Form 8-A/A, Amendment No. 2 dated March 11, 2004, and incorporated herein by reference).

4.8	Second Amended and Restated Bylaws of the Company (filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and incorporated herein by reference).

4.9	Registration Rights Agreement, dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989, and incorporated herein by reference).

4.10	Assignment and Assumption Agreement, dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.11	Registration Rights Agreement, dated as of June 28, 2001, between the Company and Canadian Investments LLC, a Delaware limited liability Company (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 (File No. 333-67040), and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

12.1	Statement regarding computation of ratio of earnings to fixed charges (filed as Exhibit 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bass, Berry & Sims PLC appears in its opinion filed as Exhibit 5.1.

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to debt securities.